                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              DECEMBER 19, 2001

                              HANOVER DIRECT, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                            (COMMISSION FILE NUMBER)

                DELAWARE                                        13-0853260
      (STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
            OF INCORPORATION)                             IDENTIFICATION NUMBER)

       115 RIVER ROAD, BUILDING 10
          EDGEWATER, NEW JERSEY                                    07020
          (ADDRESS OF PRINCIPAL                                 (ZIP CODE)
           EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300

               1500 HARBOR BOULEVARD, WEEHAWKEN, NEW JERSEY 07087
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 1. CHANGE OF CONTROL.

ITEM 5. OTHER EVENTS.

      Transaction with Richemont Finance S.A.

      On December 19, 2001, Hanover Direct, Inc. (the "Company") consummated a transaction with Richemont Finance S.A. ("Richemont"). In the transaction, the Company repurchased from Richemont all of the outstanding shares of the Series A Cumulative Participating Preferred Stock of the Company (the "Series A Preferred Stock") and 74,098,769 shares of the Common Stock of the Company (the "Common Stock") held by Richemont in return for the issuance to Richemont of 1,622,111 shares of newly-created Series B Participating Preferred Stock (the "Series B Preferred Stock") and the reimbursement of expenses of $1 million to Richemont. The shares of Series B Preferred Stock are entitled to vote with the shares of Common Stock on all matters on which the Common Stock votes and are entitled to ten votes per share. The transaction was made pursuant to an Agreement (the "Agreement"), dated as of December 19, 2001, between the Company and Richemont.

      As part of the transaction, the Company (i) released Richemont, the individuals appointed by Richemont to the Board of Directors of the Company and certain of their respective affiliates and representatives (collectively, the "Richemont Group") from any claims by or in the right of the Company against any member of the Richemont Group which arise out of Richemont's acts or omissions as a stockholder of or lender to the Company or the acts or omissions of any Richemont board designee in his capacity as such and (ii) entered into an Indemnification Agreement (the "Indemnification Agreement") with Richemont pursuant to which the Company agreed to indemnify each member of the Richemont Group from any losses suffered as a result of any third party claim which is based upon Richemont's acts as a stockholder or lender of the Company or the acts or omissions of any Richemont board designee in his capacity as such.

      As part of the transaction, Richemont revoked the proxy that it held to vote 4,289,000 shares of Common Stock. In addition, the two designees of Richemont to the Board of Directors of the Company, Eloy Michotte and Alan Grieve, resigned from the Board.

      The shares of Series A Preferred Stock that were repurchased from Richemont represent all of the outstanding shares of such series. The Company has filed a certificate in Delaware eliminating such series from its certificate of incorporation. Through September 29, 2001, the Company had accrued, but not paid, dividends aggregating $12,389,700, consisting of an additional 188,235 shares of Series A Preferred Stock, on the shares of Series A Preferred Stock held by Richemont. Richemont agreed, as part of the transaction, to forego any claim it had to the accrued but unpaid dividends on the Series A Preferred Stock.

      Immediately prior to the consummation of the transaction, Richemont was the holder of 102,790,657 shares of Common Stock and 1,400,000 shares of non-voting Series A Preferred

Stock. Richemont also held a proxy to vote 4,289,000 shares of Common Stock. Thus, based on 212,468,208 shares of Common Stock outstanding immediately prior to the consummation of the transaction, Richemont was the beneficial owner of approximately 50.4% of the Company's outstanding voting securities. Immediately after the consummation of the transaction, Richemont was the holder of 28,691,888 shares of Common Stock (representing approximately 20.7% of the outstanding shares) and 1,622,111 shares of the ten-votes-per-share Series B Preferred Stock. Thus, based on 138,369,439 shares of Common Stock and 1,622,111 shares of Series B Preferred Stock outstanding immediately after the consummation of the transaction, Richemont was entitled to cast 44,912,998 votes on all matters on which the stockholders vote, or approximately 29.1% of the total number of votes entitled to be cast.

      The transaction with Richemont, including the issuance of the Series B Preferred Stock to Richemont, was approved by all of the members of the Board of Directors of the Company (other than Richemont's designees to the Board, who did not attend the meeting at which the vote was taken) and all of the members of the Transactions Committee of the Board of Directors. In addition, Congress Financial Corporation ("Congress Financial"), which provides a revolving line of credit to the Company, executed an amendment to its Loan and Security Agreement with the Company and its subsidiaries in which it consented to the transaction between the Company and Richemont and received a fee of $500,000.

      Terms of the Series B Preferred Stock

      The holders of the Series B Preferred Stock are entitled to ten votes per share on any matter on which the Common Stock votes. In addition, in the event that the Company defaults in its obligations under the Agreement, the Certificate of Designations of the Series B Preferred Stock or its agreements with Congress Financial, or in the event that the Company fails to redeem at least 811,056 shares of Series B Preferred Stock by August 31, 2003, then the holders of the Series B Preferred Stock, voting as a class, shall be entitled to elect two members to the Board of Directors of the Company.

      In the event of the liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock are entitled to a liquidation preference (the "Liquidation Preference") which is initially $47.36 per share and which increases quarterly, commencing March 1, 2002. Attached hereto as Annex A is a schedule of the Liquidation Preferences as of the dates specified therein.

      Dividends on the Series B Preferred Stock are required to be paid whenever a dividend is declared on the Common Stock. The amount of any dividend on the Series B Preferred Stock shall be determined by multiplying (i) the amount obtained by dividing the amount of the dividend on the Common Stock by the then current fair market value of a share of Common Stock and (ii) the Liquidation Preference of the Series B Preferred Stock.

      The Series B Preferred Stock must be redeemed by the Company on August 23, 2005. The Company may redeem all or less than all of the then outstanding shares of Series B Preferred Stock at any time prior to that date. At the option of the holders thereof, the Company must redeem the Series B Preferred Stock upon a Change of Control or upon the consummation of an Asset Disposition or Equity Sale (all as defined in the Certificate of Designations of the Series B Preferred Stock). The redemption price for the Series B Preferred Stock upon a Change of Control or upon the consummation of an Asset Disposition or Equity Sale is the then applicable Liquidation Preference of the Series B Preferred Stock plus the amount of any declared but unpaid dividends on the Series B Preferred Stock. The Company's obligation to redeem the Series B Preferred Stock upon an Asset Disposition or an Equity Sale is subject to the satisfaction of certain conditions set forth in the Certificate of Designations.

      The Certificate of Designations of the Series B Preferred Stock provides that, for so long as Richemont is the holder of at least 25% of the then outstanding shares of Series B Preferred Stock, it shall be entitled to appoint a non-voting observer to attend all meetings of the Board of Directors and any committees thereof.

      Pursuant to the terms of the Certificate of Designations of the Series B Preferred Stock, the Company's obligation to pay dividends on or redeem the Series B Preferred Stock is subject to its compliance with its agreements with Congress Financial.

      Miscellaneous

      By filing this Form 8-K under Item 1, the Company does not concede that a change of control of the Company has occurred under any agreement to which it is a party or for any other purpose.

      The foregoing description of the Agreement and the other agreements and documents described herein does not purport to be complete and is qualified in its entirety by reference to the copies thereof attached hereto as exhibits, which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

      Not applicable.

(b) Pro Forma Financial Information.

      Not applicable.

(c) Exhibits.

      4.1 Certificate of the Designations, Powers, Preferences and Rights of Series B Participating Preferred Stock of Hanover Direct, Inc., as filed with the Delaware Secretary of State on December 19, 2001.

      4.2 Certificate of Elimination of the Series A Cumulative Participating Preferred Stock of Hanover Direct, Inc., as filed with the Delaware Secretary of State on

            December 19, 2001.

      10.1 Agreement, dated as of December 19, 2001, between Hanover Direct Inc. and Richemont Finance S.A. (The disclosure schedules to this agreement are not being filed herewith. The Company shall furnish a copy of such disclosure schedules to the Commission upon its request.)

      10.2 Release, dated December 19, 2001, executed by Hanover Direct, Inc. in favor of Richemont Finance S.A. and others.

      10.3 Indemnification Agreement, dated as of December 19, 2001, between Hanover Direct, Inc. and Richemont Finance S.A.

      10.4 Nineteenth Amendment to Loan and Security Agreement, dated as of December 18, 2001, by and among Congress Financial Corporation and the subsidiaries of Hanover Direct, Inc. identified therein.

      99.1 Form of press release of the Company announcing a transaction with Richemont Finance S.A., to be issued December 20, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HANOVER DIRECT, INC.
                                        (Registrant)

                                    By:  /s/ Brian C. Harriss
                                       -----------------------------------------
                                    Name:  Brian C. Harriss
                                    Title: Executive Vice President and
                                    Chief Financial Officer

                                    Date:  December 19, 2001

                                                                         ANNEX A

             Liquidation Preference of the Series B Preferred Stock


               Period                                     Liquidation Preference
               ------                                     ----------------------
December 19, 2001 - February 28, 2002                             $47.36
March 1, 2002 - May 31, 2002                                      $49.15
June 1, 2002 - August 31, 2002                                    $51.31
September 1, 2002 - November 30, 2002                             $53.89
December 1, 2002 - February 28, 2003                              $56.95
March 1, 2003 - May 31, 2003                                      $60.54
June 1, 2003 - August 31, 2003                                    $64.74
September 1, 2003 - November 30, 2003                             $69.64
December 1, 2003 - February 29, 2004                              $72.25
March 1, 2004 - May 31, 2004                                      $74.96
June 1, 2004 - August 31, 2004                                    $77.77
September 1, 2004 - November 30, 2004                             $80.69
December 1, 2004 - February 28, 2005                              $83.72
March 1, 2005 - May 31, 2005                                      $86.85
June 1, 2005 - August 23, 2005                                    $90.11